DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

C1533-05

JAN 2 1 2005

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	FRESHWATER TECHNOLOGIES, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Capitol Corporate Services, Inc. (Name) 202 S. Minnesota Street (Street Address), Carson City (City), NEVADA, 89703 (Zip Code) Optional Mailing Address: City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 900,000,000 Par value: $ $0.001 Number of shares without par value: None
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Betty-Ann Harland (Name) 534 Delaware Avenue, Suite 412 (Street Address), Buffalo (City), New York (State), 14202 (Zip Code) 2. Max Weissengruber (Name) 534 Delaware Avenue, Suite 412 (Street Address), Buffalo (City), New York (State), 14202 (Zip Code) 3. (Name) (Street Address) City State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Paulina Lipets (Name) Signature: [signature] 815 Walker Street, Suite 1250 (Address), Houston (City), Texas (State), 77002 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Lee Ann Brooks [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date: 1-21-2005

This form must be accompanied by appropriate fees. See attached fee schedule.